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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:   May 16, 1996


                           INVITRO INTERNATIONAL
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       (Exact name of registrant as specified in its charter)


       California                 0-19241           33-0149560
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(State or other jurisdiction    (Commission    (I.R.S. Employer
    of incorporation             File No.)    Identification No.)
     or organization)


16632 Millikan Avenue, Irvine, California                92714
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:(714) 851-8356


                       (Not Applicable)
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   (Former name or former address, if changed since last report)



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                           INVITRO INTERNATIONAL

ITEM 5.   OTHER EVENTS

     On May 16, 1996 the Company entered into and received additional equity capital under Regulation S Offshore Transaction Subscription Agreements with two investors (the "Foreign Purchasers") pursuant to an offshore private placement offering of 600,000 shares of the Company's Common Stock at a gross purchase price of $511,875, or $0.853125 per share (the "Offering"). The gross purchase price per share represented a negotiated discount of 35% from the closing price for the Common Stock of $1.3125 per share as reported in the Nasdaq SmallCap Market on the day immediately prior to the execution of subscription agreements by the Foreign Purchasers and the Company. From the total gross proceeds of $511,875, the Company paid escrow fees to an independent escrow agent of $2,500 plus fees payable to certain placement agents and a distributor in the aggregate amount of $51,187, resulting in net proceeds to the Company of $458,188. The Offering was terminated by the Company at the close of business on May 16, 1996.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   EXHIBITS:

Exhibit
Number    Description
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10.40     Form of Regulation S Offshore Transaction Subscription
          Agreement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 29, 1996


INVITRO INTERNATIONAL
    (Registrant)


By: /s/  W. RICHARD ULMER
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    W. Richard Ulmer,
      President and Chief Executive Officer